Exhibit 99.2

Roth CH Acquisition IV Co. and Tigo Energy Complete Business Combination

May 23, 2023

Tigo Energy to Begin Trading on Nasdaq Under the Ticker Symbol “TYGO” Beginning Wednesday, May 24th; Company to Ring Nasdaq Opening Bell

CAMPBELL, Calif. & NEWPORT BEACH, Calif.--(BUSINESS WIRE)--May 23, 2023-- Roth CH Acquisition IV Co. (Nasdaq: ROCG) (“Roth CH IV” or “ROCG”), a publicly-traded special purpose acquisition company, today announced the completion of its business combination (the “Business Combination”) with Tigo Energy, Inc. (“Tigo”, or the “Company”), a leading provider of intelligent solar and energy storage solutions.

The Business Combination was approved by ROCG shareholders in a special meeting held on May 18, 2023, and formally closed today. The combined company will operate under the name “Tigo Energy, Inc.” and will be led by Tigo’s senior management, who will continue to serve in their current roles. Commencing at the open of trading on May 24, 2023, Tigo’s common stock will trade on Nasdaq under the ticker symbol “TYGO.”

“Completing our business combination with Roth CH IV is an extraordinary milestone for our company, our employees, and our stockholders,” said Tigo CEO Zvi Alon. “As we strive to meet growing long-term demand for solar and energy storage solutions across global residential, commercial, and utility markets, we believe that becoming a public company enables us to accelerate our growth strategy. We appreciate Roth CH IV’s support throughout this transaction and expect to continue advancing our mission to enhance safety, increase energy yield, and lower operating costs of solar systems for our customers. We look forward to further investing in our business as we strive to deliver world-class products to the rapidly expanding solar and energy storage solutions markets.”

Additional details on the business combination can be found in the proxy statement/prospectus and the proxy statement/prospectus supplement filed by ROCG with the U.S. Securities and Exchange Commission (the “SEC”) on April 26, 2023 and May 19, 2023, respectively.

Advisors

White & Case LLP acted as legal advisor to Tigo and both DLA Piper LLP and Loeb & Loeb LLP acted as legal advisors to Roth CH IV.

About Tigo Energy, Inc.

Founded in 2007, Tigo is a worldwide leader in the development and manufacture of smart hardware and software solutions that enhance safety, increase energy yield, and lower operating costs of residential, commercial, and utility-scale solar systems. Tigo combines its Flex MLPE (Module Level Power Electronics) and solar optimizer technology with intelligent, cloud-based software capabilities for advanced energy monitoring and control. Tigo MLPE products maximize performance, enable real-time energy monitoring, and provide code-required rapid shutdown at the module level. The company also develops and manufactures products such as inverters and battery storage systems for the residential solar-plus-storage market. For more information, please visit www.tigoenergy.com.

About Roth CH Acquisition IV Co.

Roth CH Acquisition IV Co. is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Roth CH is jointly managed by affiliates of Roth Capital Partners and Craig-Hallum Capital Group. For more information, visit www.rothch.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Tigo’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, our ability to effectively develop and sell our product offerings and services, our ability to compete in the highly-competitive and evolving solar industry; whether we continue to grow our customer base; our ability to acquire or make investments in other businesses, patents, technologies, products or services to grow the business, and realize the anticipated benefits therefrom; our ability to meet future liquidity requirements; our failure to attract, hire retain and train highly qualified personnel in the future; if we are unable to maintain key strategic relationships with our partners and distributors and the other factors described under the heading “Risk Factors” in the proxy statement/prospectus filed by ROCG with the SEC and any subsequent filings with the SEC we may make. There can be no assurance that the forward-looking statements contained herein are reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of new information, future developments or otherwise occurring after the date of this communication.

Investor Relations

Contacts Matt Glover or

Tom Colton Gateway Group,

Inc. (949) 574-3860

TYGO@gatewayir.com

Source: Tigo